Exhibit 99.1

Quanterix Corporation Releases Operating Results for Second Quarter of 2021

Q2 GAAP revenue including Grant Revenue $25.4M; Q2 Non-GAAP revenue $24.4M, an increase of 86%
over prior year; instrument placements up 71%

Billerica, Mass. – August 5, 2021 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months ending June 30, 2021.

“The past quarter has proven to be a pivotal time for our company as we continue to make immense strides with our strategic expansion in the diagnostics space,” said Kevin Hrusovsky, Chairman and Chief Executive Officer, Quanterix. “With drug advances taking place for neurodegenerative diseases, there is a heightened focus to diagnose and detect cognitive conditions like Alzheimer’s Disease as early as possible and then to monitor disease progression in the patient once a drug agent is deployed. We are a leader in this area and improving outcomes and helping advance methodologies to enhance coverage with evidence for payers will change the way disease is studied, drugs are approved and ultimately how care is delivered economically and effectively.”

Second Quarter 2021 Financial Highlights

Key financial results for the second quarter of 2021 are shown below:

·	Q2 GAAP total revenue, which includes grant revenue of $0.9M, was $25.4M versus prior year Q2 of $13.1M, an increase of 93%;

·	Q2 non-GAAP total revenue was $24.4M versus prior year Q2 of $13.1M, an increase of 86%;

·	Q2 GAAP product revenue was $18.7M versus prior year Q2 of $6.8M, an increase of 175%;

·	Q2 GAAP service and other revenue was $5.6M versus prior year Q2 of $6.3M, a decrease of 11%;

·	Q2 GAAP gross margin was 54.7% versus prior year of Q2 of 39.7%, an increase of 1,500 bps; Q2 non-GAAP gross margin was 55.1% versus prior year Q2 of 44.1%, an increase of 1,100 bps

1H 2021 Financial Highlights

Key financial results for the first half of 2021 are shown below:

·	1H GAAP total revenue, which includes grant revenue of $3.2M, was $52.6M versus prior year 1H of $28.9M, an increase of 82%;

·	1H non-GAAP total revenue was $49.3M versus prior year 1H of $28.9M, an increase of 71%;

·	1H GAAP product revenue was $36.9M versus prior year 1H of $16.6M, an increase of 122%;

·	1H GAAP service and other revenue was $12.1M, consistent with prior year 1H of $12.1M;

·	1H GAAP gross margin was 57.5% versus prior year 1H of 41.7%; 1H non-GAAP gross margin was 56.8% versus prior year 1H of 46.5%, an increase of 1,030 bps

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financials” below.

Second Quarter 2021 Business Highlights

•	Record Product Revenue of $18.7M for Q2 2021, an increase of 175% versus prior year Q2

•	FDA approval of Biogen’s Aducanamab underscores potential of plasma-based neuro biomarkers in drug development and diagnostics.

•	Quanterix’ Simoa technology powered the largest and most diverse global investigation of the role of plasma neurofilament light (NfL) in dementia diagnosis. Published in Nature Communications, the research marks the most robust effort to date to assess the use of NfL in blood to screen for neurodegeneration as a cause of cognitive symptoms; differentiate among neurodegenerative disorders and distinguish psychiatric disorders; and derive age-related concentration cutoffs that may help to maximize plasma NfL’s usefulness in a clinical setting.

•	Delivered a virtual presentation at the Goldman Sachs 42nd Annual Global Healthcare Conference on June 10 and appeared on the June 3 episode of The Bio Report, a leading podcast that focuses on the intersection of biotechnology and business, science, and policy to discuss the implications of biomarkers on the future of drug development and diagnostics.

•	Hosted the webinar: Recent Advancements in Neurodegenerative Biomarkers: Progress Towards a Diagnostic Blood Test for Alzheimer’s Disease that featured leading industry experts to discuss neurological advancements related to the ultra-sensitive quantification of pTau181, pTau217, pTau231, and other neurological biomarkers.

•	Welcomed Masoud Toloue, an industry expert from PerkinElmer, to the position of President of Quanterix and Diagnostics to lead Quantertix’ growing diagnostics business and assume responsibility for the Company’s Accelerator Lab Services, strategic partnerships and corporate development.

•	Appointed Michael Doyle, a strong financial executive with deep public company experience to the position of Chief Financial Officer (CFO) and Treasurer.

•	Quanterix Simoa technology was highlighted in 130 new publications, bringing total Simoa-specific inclusions to more than 1300 publications.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on August 5 at [4:30pm] EDT. Individuals interested in listening to the conference call may do so by dialing 833-686-9351 for domestic callers, or 612-979-9890 for international callers. Please reference the following conference ID: 2299526.

A live webcast will also be available at: https://edge.media-server.com/mmc/p/9ntq8o5d. The webcast will be available on the Company’s website, https://www.quanterix.com/, for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in '000 USD	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Product Revenue	18,676	6,790	36,924	16,623
Service and Other Revenue	5,648	6,317	12,057	12,079
Collaboration and License Revenue	105	23	366	155
Development Revenue	942	0	3,233	0
Total Revenue	25,371	13,130	52,580	28,857

Cost of Product Revenue	8,114	5,416	15,594	11,602
Cost of Services Revenue	3,383	2,501	6,763	5,229
Gross Profit	13,874	5,213	30,223	12,026
Gross Margin %	54.7%	39.7%	57.5%	41.7%

Research and Development	6,754	4,312	13,437	8,580
Selling, General and Administrative	20,788	13,102	40,243	27,375
Total Operating Expenses	27,542	17,414	53,680	35,955

Loss From Operations	-13,668	-12,201	-23,457	-23,929
Interest (Expense) Income, net	-165	-108	-328	53
Other Income (Expense), net	1,977	-11	1,783	-178
Tax	-41	18	1	142
Net Loss	-11,897	-12,302	-22,001	-23,912

Weighted average shares outstanding was 36.3 million for Q2 2021 and 35.4 million for YTD 2021.

Quanterix Balance Sheet

in '000 USD	At 6/30/21	At 12/31/20
Cash and Cash Equivalents	430,780	181,584
Accounts Receivable	15,430	17,184
Inventory	21,225	14,856
Prepaid Expenses and Other	9,005	5,981
Total Current Assets	476,440	219,605
Restricted Cash	1,400	1,000
Property and Equipment, Net	15,778	13,912
Intangible Assets, Net	12,174	13,716
Goodwill	10,121	10,460
Right-of-Use Assets	11,754	11,995
Other Non-Current Assets	377	357
Total Assets	528,044	271,045

Accounts Payable & Accrued Expenses	20,864	22,421
Deferred Revenue	6,149	5,421
Current Portion of Long Term Debt	7,716	7,673
Lease Liabilities	1,322	1,234
Other Current Liabilities	1,624	3,054
Total Current Liabilities	37,675	39,803
Deferred Revenue, Net of Current Portion	740	577
Lease Liabilities, Net of Current Portion	21,210	21,891
Other Non-Current Liabilities	2,409	2,649
Total Liabilities	62,034	64,920

Total Stockholders’ Equity	466,010	206,125

Total Liabilities and Stockholders’ Equity	528,044	271,045

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue and non-GAAP gross margin. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of non-GAAP Financials

(In thousands)

	2021	2020	2021	2020
	Three months ended		Six months ended
	June 30		June 30
Total revenue	$25,371	$13,130	$52,580	$28,857
Grant revenue (Note 1)	$(942)	—	$(3,233)	—
Non-GAAP revenue	$24,429	$13,130	$49,347	$28,857

Gross profit	$13,874	$5,213	$30,223	$12,026
Grant revenue (Note 1)	$(942)	—	$(3,233)	—
Acquisition-related purchase accounting charges (Note 2)	$520	$576	$1,040	$1,396
Non-GAAP gross profit	$13,452	$5,789	$28,030	$13,422
GAAP gross margin %	54.7%	39.7%	57.5%	41.7%
Non-GAAP gross margin %	55.1%	44.1%	56.8%	46.5%

GAAP total operating expenses	$27,542	$17,414	$53,680	$35,955
Grant research and development expenses (Note 3)	$(1,131)	—	$(2,894)	—
Acquisition-related purchase accounting charges (Note 4)	$(20)	$(20)	$(40)	$(40)
Non-GAAP total operating expenses	$26,391	$17,394	$50,746	$35,915

GAAP loss from operations	$(13,668)	$(12,201)	$(23,457)	$(23,929)
Non-GAAP loss from operations	$(12,939)	$(11,605)	$(22,716)	$(22,493)

Note 1: During the three months ended June 30, 2021, we recognized $900 thousand in revenue in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program. During the six months ended June 30, 2021, we recognized $3.2 million in revenue in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 2: During the three months ended June 30, 2021, we incurred $137 thousand of acquisition-related amortization of inventory valuation and $383 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the three months ended June 30, 2020, we incurred $194 thousand of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets in connection with our acquisition of UmanDiagnostics. During the six months ended June 30, 2021, we incurred $274 thousand of acquisition-related amortization of inventory valuation and $766 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During the six months ended June 30, 2020, we incurred $631 thousand of acquisition-related amortization of inventory valuation and $765 thousand of acquisition-related amortization of intangible assets in connection with our acquisition of UmanDiagnostics

Note 3: During the three months ended June 30, 2021, we incurred $1.1 million in research and development expenses in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program. During the six months ended June 30, 2021, we incurred $2.9 million in research and development expenses in connection with our workplan 2 award under the National Institute of Health Rapid Acceleration of Diagnostics Program.

Note 4: During each of the the three months ended June 30, 2021 and 2020, we incurred $20 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics. During each of the the six months ended June 30, 2021 and 2020, we incurred $40 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Media Contact:

PAN Communications

Paige Romine, 321-652-8370

quanterix@pancomm.com

Investor Relations Contact:

Stephen Hrusovsky

(774) 278-0496

shrusovsky@quanterix.com